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                                                                    Exhibit 12.2


           COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDENDS REQUIREMENTS


                                                                                                            EXHIBIT 12.2
                                                     Ratio of Earnings to Combined Fixed Charges and Preferred Dividends


                      (Figures in thousands except ratios)
                                                 12/31/96                   12/31/95              12/31/94
                                             -------------------------------------------------------------------
Net Income (loss) Before Taxes                    $33,096                   $43,254                $32,857
Pretax Preferred Dividends                          1,269                       734                    698

Interest Expense                                   72,828                    64,413                 48,377

                                             -----------------------------------------------------------------
    Subtotal A - Including interest on            107,193                   108,401                 81,932
    deposits                                      -------                   -------                 ------


    Less:  Interest on Deposits                    62,704                    56,567                 43,410

                                             -------------------------------------------------------------------
    Subtotal B - Excluding interest on             44,489                    51,834                 38,522
    deposits                                       ------                    ------                 ------


Ratio of Earnings to Combined Fixed
    Charges and Preferred Dividends
    Excluding interest on deposits                 3.90x                      6.04x                 6.80x
    Subtotal   B/ (Interest expense -             44,489 /                   51,834 /               38,522 /
    Interest on deposits + dividends)     (72,828 - 62,704 + 1,269)  (64,413 - 56,567 + 734)  (48,377 - 43,410 + 698)


    Including Interest on deposits                 1.45x                      1.66x                 1.67x
     Subtotal A/ Interest expense           107,193 / 72,828 + 1.269)        108,401 /              81,932 /
                                                                          (64,413 + 734)       (48,377 + 698)


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                                                                                                  EXHIBIT 12.2
                                           Ratio of Earnings to Combined Fixed Charges and Preferred Dividends


                      (Figures in thousands except ratios)
                                                  12/31/93                12/31/92                12/31/91
                                             -------------------------------------------------------------------
Net Income (loss) Before Taxes                    ($6,637)                 $2,372                  $7,660

Pretax Preferred Dividends                           --                      --                      --

Interest Expense                                   45,087                  59,715                  77,444

                                             -------------------------------------------------------------------
    Subtotal A - Including interest on             38,450                  62,087                  85,104
    deposits                                       ------                  ------                  ------


    Less:  Interest on Deposits                    42,555                  57,689                  74,332

                                             -------------------------------------------------------------------
    Subtotal B - Excluding interest on            (4,105)                  4,398                   10,772
    deposits                                      -------                  -----                   ------


Ratio of Earnings to Combined Fixed
    Charges and Preferred Dividends
    Excluding interest on deposits                (1.62)x                  2.17x                   3.46x
    Subtotal B/ (Interest expense -              (4,105) /                 4,398 /                10,772 /
    Interest on deposits + dividends)      (45,087 - 42,555)        (59,715 - 57,689)       (77,444 - 74,332)


    Including Interest on deposits                 0.85x                   1.04x                   1.10x
     Subtotal A/ Interest expense            38,450 / 45,087         62,087 / 59,715         85,104 / 77,444



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